SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement       [ ] Confidential, For Use of the
                                          Commission Only
[X] Definitive Proxy Statement            (as permitted by Rule 14a-6(e)(2))

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  GenRad, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials:

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

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement no.:

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(4) Date Filed:

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

                                 GenRad, Inc.
                            7 Technology Park Drive
                      Westford, Massachusetts 01886-0033



                   Notice of Annual Meeting of Shareholders
                          to be held on May 14, 1998


     The Annual Meeting of Shareholders of GenRad, Inc. (the "Company") will be held on Thursday, May 14, 1998 at 11:00 a.m. at the BankBoston Auditorium, 100 Federal Street, Boston, Massachusetts, for the following purposes:

   1. To elect William S. Antle III, Richard G. Rogers and Ed Zschau to the Board of Directors to serve as Class II Directors for three-year terms.

   2. To consider and act upon a proposal to amend the Company's 1991 Equity Incentive Plan (the "Incentive Plan") by increasing the number of shares of Common Stock available for issuance under the Incentive Plan by 500,000 shares.

   3. To consider and act upon a proposal to amend the Company's 1991 Directors' Stock Option Plan (the "1991 Director Plan") by increasing the number of shares of Common Stock available for issuance under the 1991 Director Plan by 50,000 shares.

   4. To consider and act upon a proposal to amend the Company's 1994 Director Restricted Stock Plan (the "1994 Director Plan") by increasing the number of shares of Common Stock available for issuance under the 1994 Director Plan by 50,000 shares.

   5. To consider and act upon such other business as may properly come before said Annual Meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 25, 1998 will be entitled to notice of and to vote at said Annual Meeting.


                                          By Order of the Board of Directors



                                          WALTER A. SHEPHARD, CLERK


April 13, 1998

|------------------------------------------------------------------------------|
| WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND | | SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO | | ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED |
| IN THE UNITED STATES.                                                        |
|------------------------------------------------------------------------------|

                                 GenRad, Inc.

                            7 Technology Park Drive
                      Westford, Massachusetts 01886-0033


                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                 May 14, 1998


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of GenRad, Inc. ("GenRad" or the "Company"), 7 Technology Park Drive, Westford, Massachusetts 01886-0033, of proxies in the enclosed form to be voted at the Annual Meeting of Shareholders of GenRad, to be held on Thursday, May 14, 1998 at 11:00 a.m. at the BankBoston Auditorium, 100 Federal Street, Boston, Massachusetts, and at any adjournment thereof (the "Meeting"), for the purposes stated in the accompanying Notice of Meeting.

     Any person giving a Proxy may revoke it at any time prior to its being voted by filing written notice with the Clerk of GenRad, by executing and delivering a Proxy bearing a later date, or by attending the Meeting and voting in person. If the Proxy is properly executed and is not revoked, it will be voted at the Meeting in the manner specified. If no instructions are specified, the shares represented by the Proxy will be voted for the election of the nominees to the Board of Directors listed below and for the approval of Items 2, 3 and 4 in the Notice of Meeting.

     The Annual Report of GenRad for the fiscal year ended January 3, 1998 and this Proxy Statement were first distributed or mailed to shareholders on or about April 13, 1998.


Voting Securities

     GenRad's Common Stock, $1 par value, is the only class of voting securities outstanding and entitled to be voted at the Meeting. The Board of Directors has fixed March 25, 1998 as the record date for determining shareholders who are entitled to notice of and to vote at the Meeting. At the close of business on such record date, there were outstanding 27,549,236 shares of Common Stock. Each share is entitled to one vote. A majority of the issued and outstanding shares constitutes a quorum.

Certain Shareholders

     The following table sets forth, as of March 25, 1998, certain information regarding the beneficial ownership of the Company's outstanding Common Stock by
(i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each executive officer named in the Summary Compensation Table below and (iii) all directors and executive officers as a group. All information with respect to beneficial ownership by the Company's directors, officers or beneficial owners has been furnished by the respective director, officer or beneficial owner, as the case may be. The number of shares set forth below includes shares beneficially owned by spouses and minor children; the named persons disclaim any beneficial interest in the shares so included.



                                                                Number of Shares
                                                                 of Common Stock        Percent
Name of Beneficial Owner                                     Beneficially Owned (1)     of Class
---------------------------------------------------------   ------------------------   ---------
Morgan Stanley, Dean Witter, Discover & Co. .............           2,782,813(2)          10.1%
 1585 Broadway
 New York, New York 10036

Basil P. Regan ..........................................           2,585,250(3)           9.4%
 6 East 43rd Street
 New York, New York 10017

Munn, Bernhard & Associates, Inc. .......................           1,914,534(4)           6.9%
 6 East 43rd Street
 New York, New York 10017

James F. Lyons ..........................................             976,364(5)           3.5%

Sarah H. Lucas ..........................................             229,612(6)             *

Paul H. Geere ...........................................              63,049(7)             *

Kevin R. Cloutier .......................................              77,500(8)             *

Michael W. Schraeder ....................................              99,249(9)             *

All Directors and Executive Officers as a Group .........           1,708,590(10)          6.2%

------------
 * Less than 1%.

 (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 25, 1998 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named shareholder has a direct or indirect pecuniary interest in such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of Common Stock listed as owned by such person or entity.

 (2) The information reported is based on an amended Schedule 13G, dated January 9, 1998, filed with the SEC by Morgan Stanley, Dean Witter, Discover & Co. ("Morgan Stanley") and Morgan Stanley Asset Management Limited ("Morgan Stanley Management"). Morgan Stanley is a parent holding company of Morgan Stanley Management, a registered investment advisor. Morgan Stanley shares dispositive power with respect to 2,782,813 shares of Common Stock and shares voting power with respect to 2,637,613 shares of Common Stock. Morgan Stanley Management shares dispositive power with respect to 2,608,418 shares of Common and shares voting power with respect to 2,464,718 shares of Common Stock.

 (3) The information reported is based on a Schedule 13G, dated February 27, 1998, filed with the SEC by Basil P. Regan.

 (4) The information reported is based on an amended Schedule 13G, dated February 11, 1998, filed with the SEC by Munn, Bernhard & Associates, Inc., a registered investment adviser ("MBA"), which has shared dispositive power, but no voting power, with respect to the indicated shares. Amount set forth does not include shares of Common Stock held by certain individuals affiliated with MBA who disclaim membership in a group with MBA.

 (5) Amount shown includes options to purchase 716,667 shares of Common Stock.

 (6) Amount shown includes options to purchase 222,150 shares of Common Stock.

 (7) Amount shown includes options to purchase 62,500 shares of Common Stock.

 (8) Amount shown reflects options to purchase 77,500 shares of Common Stock.

 (9) Amount shown includes options to purchase 98,750 shares of Common Stock.

(10) Amount shown includes options to purchase 93,500 shares of Common Stock. See also notes (5) through (9) above and notes (2) and (3) on page 6.


Solicitation

     GenRad will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and any additional material which may be furnished to shareholders. Further solicitation of Proxies may be made by telephone or other communication. Brokers, custodians and fiduciaries in whose names Common Stock is held will be requested to forward Proxy soliciting material to the beneficial owners of such stock and GenRad will reimburse them for this service. GenRad has retained Georgeson & Company Inc. as proxy solicitor to aid in the solicitation of Proxies at an estimated cost of $6,000.


Votes Required

     The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on a matter is required for the approval of Items 2, 3 and 4 and any other matters to be voted upon. In addition, the New York Stock Exchange ("NYSE") requires that the total votes cast with respect to Items 2, 3 and 4 represent at least a majority of the outstanding shares of Common Stock.

     Shares of Common Stock represented by executed Proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter other than Items 2, 3 and 4, abstentions will not be treated as votes cast or as shares present or represented and voting. With respect to the required vote on Items 2, 3 and 4, abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote, but will not be counted as a vote in favor of the matter. Accordingly, an abstention from voting on each of Items 2, 3 and 4 has the same effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the Proxy that it does not have a discretionary authority to vote as to Items 2, 3 and 4, those shares will not be considered as present and entitled to vote with respect to each such matter. Accordingly, "broker non-votes" on each such matter will not be counted as votes cast in determining approval of any such matter.


                                    ITEM 1.

                             ELECTION OF DIRECTORS

     Pursuant to Section 50A of Massachusetts General Laws Chapter 156B, the Company has a classified Board of Directors consisting of three Class I Directors, three Class II Directors and two Class III Directors. The Class I, Class II and Class III Directors will serve until the Annual Meetings of Shareholders to be held in 2000, 1998 and 1999, respectively, and until their respective successors are duly elected and qualified. Under Massachusetts law, the Board of Directors may be expanded, and vacancies and newly created directorships may be filled, only by a majority vote of the remaining directors. At each Annual Meeting of Shareholders, directors are elected for a full term of three years to succeed those whose terms are expiring. At the Meeting, the shareholders will elect three Class II Directors, whose terms will extend until the 2001 Annual Meeting.

     The nominees for Class II Directors, William S. Antle III, Richard Rogers and Ed Zschau, were nominated by the Board of Directors in February 1998.

     Shares represented by all Proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the three nominees for Class II Directors. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, the persons named in the Proxy may vote the Proxy for the election of a substitute.


Nominees for Director and Continuing Directors

     The following table sets forth certain information about each nominee for director and each member of the Board of Directors whose term expires in 1999 or 2000.


                                                                                                  Number of
                                                                                                  Shares of
                                                                            Year Became          Common Stock
                                                                            a Director           Beneficially        Percent
Biographical Summaries of Nominees and Directors                          of the Company          Owned (1)          of Class
----------------------------------------------------------------------   ----------------   ---------------------   ---------
Nominees for Director Whose Terms Will Expire in 2001
 (Class II Directors)

William S. Antle III, 53, Chairman, President and Chief Executive
 Officer, Oak Industries, Inc., Waltham, Massachusetts ...............        1995                  23,000(2)(3)      *
   Mr. Antle has been Chairman, President and Chief Executive
    Officer of Oak Industries, Inc., a provider of components and controls for leading manufacturers in a range of industries, since
    December 1989. Mr. Antle is a director of Oak Industries, Inc.,
    New England Investment Co. and ESCO Electronics.

Richard G. Rogers, 65, President, Tokyo
 Electron Massachusetts, Beverly, Massachusetts ......................        1995                  27,000(2)(3)      *
   Mr. Rogers has been President of Tokyo Electron Massachusetts, a company that designs and manufactures semiconductor
    manufacturing equipment, since September 1997. From March
    1994 until August 1997 Mr. Rogers was President of Tokyo
    Electron America, Austin, Texas, an importer of fabrication equipment for use by U.S. semiconductor manufacturers. From
    November 1991 to December 1993, he was President and Chief
    Executive Officer of Electronic Associates Inc., an electronic contract manufacturing company, located in West Long Branch,
    New Jersey.

Ed Zschau, 58, Senior Lecturer of Business Administration, Harvard
 University, Cambridge, Massachusetts ................................        1995                  21,500(2)(3)      *
   Mr. Zschau has been a Senior Lecturer of Business Administration at Harvard University since February 1996. From April 1993 to
    July 1995, Mr. Zschau was General Manager, Storage System
    Division at IBM Corporation. From July 1988 to April 1993, Mr.
    Zschau was Chairman and Chief Executive Officer of Censtor
    Corp., a company that researches and develops magnetic
    recording components for disk drives. Mr. Zschau is a director of Identix, Incorporated, Censtor Corp. and StarTek, Inc.

Directors Whose Terms Will Expire in 2000
(Class I Directors)

James F. Lyons, 63, President and Chief Executive Officer,
 GenRad, Inc., Westford, Massachusetts ...............................        1993                 976,364(4)       3.5%
   Mr. Lyons has been President and Chief Executive Officer of the
    Company since July 1993. From January 1992 to July 1993, he was President and Chief Executive Officer of Harry Gray
    Associates, a management consulting and investment company.

                                                                                                Number of
                                                                                                Shares of
                                                                          Year Became          Common Stock
                                                                          a Director           Beneficially        Percent
Biographical Summaries of Nominees and Directors                        of the Company          Owned (1)         of Class
--------------------------------------------------------------------   ----------------   ---------------------   ---------
Adriana Stadecker, 51, Director, Human Resources, BTR plc, London,
 England ...........................................................        1994                  27,000(2)(3)        *
   Ms. Stadecker has been the Director of Human Resources at BTR plc since July 1997. From July 1994 until June 1997 Ms.
    Stadecker was Founder and President of EPIC International.
    From October 1992 through June 1994, Ms. Stadecker was
    responsible for Executive Operations at Digital Equipment
    Corporation. She became Vice President of that department in
    January 1993. From January 1991 through September 1992, Ms.
    Stadecker was Group Human Resource Manager, Worldwide
    Manufacturing and Logistics at Digital Equipment Corporation.

Lowell B. Hawkinson, 55, Chairman of the Board and Chief Executive
 Officer, Gensym Corporation, Cambridge, Massachusetts .............        1995                  23,000(2)(3)        *
   Mr. Hawkinson has been Chief Executive Officer and Chairman of the Board of Directors of Gensym Corporation, a software
    company, since September 1986.

Directors Whose Terms Will Expire in 1999
 (Class III Directors)

William G. Scheerer, 60, Advisor to President, Kalman Saffran
 Associates, Inc. ..................................................        1988                  23,850(2)(3)        *
   Mr. Scheerer has been Advisor to the President of Kalman Saffran
    Associates, Inc. since January, 1998. From January 1997 to
    January 1998, Mr. Scheerer was President of Performance Quest,
    LLC, Morganville, New Jersey. From February 1996 to
    September 1996 he was Infrastructure Operations Vice President
    at Lucent Technologies. From January 1994 to February 1996 he
    was Quality, Engineering, Software & Technologies (QUEST
    Partnership) Vice President at AT&T Bell Laboratories. From
    January 1993 to January 1994 he was the Executive Director,
    Quality, Engineering, Software & Technologies at AT&T Bell
    Laboratories. From May 1990 through December 1992, Mr.
    Scheerer was Executive Director, Quality Technologies &
    International Planning at AT&T Bell Laboratories. Mr. Scheerer
    is a director of LeCroy Corp.

Russell A. Gullotti, 55, Chairman, President and Chief Executive
 Officer, National Computer Systems, Inc., Eden Prairie, Minnesota .        1995                  23,000(2)(3)        *
   Mr. Gullotti has been President and Chief Executive Officer of
    National Computer Systems, Inc. since October 1994 and
    Chairman of the Board of Directors since May 1995. From
    January 1994 until October 1994, he was President, Americas
    Area, at Digital Equipment Corporation. From 1982 to January
    1994, Mr. Gullotti held senior executive positions in sales and marketing services and administration at Digital Equipment
    Corporation. Mr. Gullotti is a director of MTS Systems
    Corporation.


------------
 * Less than 1%.

(1) The number of shares beneficially owned by each director is determined under rules promulgated by the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 25, 1998 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named shareholder has a direct or indirect pecuniary interest in such shares. Unless otherwise indicated, each person named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of Common Stock listed as owned by such person.

(2) Includes for the following persons options to purchase the indicated number of shares of Common Stock: Ms. Stadecker (20,000 shares), Mr. Antle
    (17,500 shares), Mr. Gullotti (17,500 shares), Mr. Hawkinson (17,500 shares), Mr. Rogers (17,500 shares), Mr. Zschau (17,500 shares) and Mr. Scheerer (12,500 shares).

(3) Includes 1,500 shares of restricted stock issued on each of August 31, 1994 and 1995 and August 30, 1996 and 2,500 shares of restricted stock issued on August 29, 1997 to each of Mr. Scheerer and Ms. Stadecker, 1,500 shares of restricted stock issued on each of August 31, 1995 and August 30, 1996 and 2,500 shares of restricted stock issued on August 29, 1997 to each of Messrs. Antle, Gullotti, Hawkinson and Rogers and 1,500 shares of restricted stock issued on August 30, 1996 and 2,500 shares of restricted stock issued on August 29, 1997 to Mr. Zschau. These shares may not be transferred prior to the earlier to occur of (i) the first, second and third anniversaries of the respective dates of grant, each with respect to one-third of the shares, (ii) the resignation of the director from the Board of Directors with the consent of the majority of the members of the Board, or the death or disability of the director, or (iii) a change in control of the Company. Further, if a director resigns from the Board of Directors or refuses to stand for re-election without the consent of the majority of the members of the Board prior to the date upon which the restrictions on transfer lapse, the director forfeits to the Company all shares of restricted stock issued to such director during the year preceding such resignation or refusal.

(4) Amount shown includes options to purchase 716,667 shares of Common Stock.


Further Information Regarding the Board of Directors and Certain Executive Officers

     The Compensation Committee of the Board reviews and makes recommendations to the Board on matters relating to employee compensation and benefits, determines the compensation of officers and other key employees and administers the Company's 1982 Stock Option Plan, 1991 Equity Incentive Plan, Employee Stock Purchase Plan and the Company's Non-Qualified Stock Option Plan. The members are Ed Zschau (Chair), William S. Antle III, Lowell B. Hawkinson and Richard Rogers. The Corporate Governance Committee of the Board articulates matters which should be raised to the Board and defines the Board's accountability. The members are Adriana Stadecker (Chair), William G. Scheerer and Russell A. Gullotti. The Audit Committee of the Board reviews and monitors the Company's financial reporting and accounting practices, and works with representatives of the Company's independent auditors in establishing the scope of the audit and conducting an independent review of the audit after its completion. The members are William S. Antle III (Chair), Russell A. Gullotti, Adriana Stadecker and Ed Zschau. The Technology and Quality Committee of the Board periodically reviews issues concerning product technology with the Company's technical management and reports its assessments to the Board. The members are William G. Scheerer (Chair), Lowell B. Hawkinson, Richard Rogers and Ed Zschau.

     In 1997 the Board of Directors met nine times, its Audit Committee met seven times, its Compensation Committee met two times, its Technology and Quality Committee met three times and its Corporate Governance Committee met once. All directors attended at least 75% of the meetings of the Board and of all meetings of the committees of the Board on which they served.


Section 16(a) Beneficial Ownership Reporting Compliance

     Kevin R. Cloutier filed on October 24, 1997 a Form 4 with the SEC with respect to two transactions on September 5, 1997.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information for the past three fiscal years with respect to the annual and long-term compensation of the Company's Chief Executive Officer and certain other highly compensated executive officers of the Company during the most recent fiscal year (such executive officers are sometimes collectively referred to in this Proxy Statement as the "named executive officers"):



                                                                                                Long-Term
                                                                                              Compensation
                                                              Annual Compensation                Awards
                                                     -------------------------------------- ----------------
                                                                              Other Annual     Securities      All Other
                                                        Salary      Bonus     Compensation     Underlying     Compensation
Name and Principal Position(A)             Year (B)     ($)(C)      ($)(D)       ($)(E)      Options (#)(F)      $ (G)
----------------------------------------- ---------- ----------- ----------- -------------- ---------------- -------------
James F. Lyons ..........................   1997     $432,504    $359,502        $4,412         350,000          $4,750
 President, Chief Executive Officer         1996      357,504     230,752         1,378              --           8,750
                                            1995      357,504     160,162         4,411         350,000           8,125
Kevin R. Cloutier .......................   1997      200,004     150,000            --         100,000          35,722
 Vice President, General Manager            1996      137,504     162,195            --         150,000           4,750
 Electronic Manufacturing Systems           1995           --          --            --              --              --
Paul H. Geere ...........................   1997      196,689     246,320           697              --          55,116
 Vice President, Managing Director          1996      161,128     115,187            --         250,000          32,524
 Advanced Diagnostic Solutions              1995           --          --            --              --              --
Sarah H. Lucas ..........................   1997      200,004     150,000         3,526              --           4,750
 Vice President, Chief Strategic            1996      191,664     100,000         3,367         150,000           8,750
 Officer                                    1995      155,434      83,200            --          50,000           8,125
Michael W. Schraeder ....................   1997      200,004     213,396         3,526         100,000          25,027
 President, Electronic Manufacturing        1996      158,334     131,483            --         155,000           4,750
 Systems                                    1995           --          --            --              --              --

------------
(A) Mr. Cloutier joined the Company in June 1985, and became an executive officer in October 1996. Mr. Cloutier resigned from the Company on February 23, 1998. Mr. Geere joined the Company in January 1995, and became an executive officer in May 1996. Mr. Schraeder joined the Company in July 1979, and became an executive officer in October 1996.

(B) Compensation paid by the Company to Messrs. Cloutier, Geere and Schraeder for the fiscal year during which they did not serve as executive officers is not shown.

(C) Mr. Geere's salary is calculated on the basis of an annual average conversion rate of $1.00:\P.6101 between the U.S. dollar and the British pound during the 1997 fiscal year.

(D) For Messrs. Schraeder and Geere, the amounts shown for 1997 include commissions in the amount of $43,396 and $115,777, respectively, paid by the Company.

(E) The amounts shown represent the dollar value of the difference between the price paid by the named executive officer for Common Stock under the Company's Employee Stock Purchase Plan and the fair market value of such stock on the date of purchase.

(F) Options to purchase 212,500 shares granted to Mr. Cloutier expired upon the termination of his employment with the Company.

(G) For Mr. Lyons and Ms. Lucas, the amounts shown for 1997 constitute payments by the Company under its 401(k) plan. The amount shown for Mr. Cloutier in 1997 is composed of payments of $27,192 for relocation, $3,780 for automobile allowance and $4,750 under the Company's 401(k) plan. The amount shown for Mr. Geere in 1997 is composed of payments of $16,391 for relocation, $15,534 for automobile allowance and $23,191 under the Company's defined contribution plan. The amount shown for Mr. Schraeder in 1997 is composed of payments of $16,677 for relocation, $3,600 for automobile allowance and $4,750 under the Company's 401(k) plan.

Severance Agreements

     The Company entered into severance agreements (each a "Severance Agreement") with Messrs. Cloutier, Geere, Schraeder and Ms. Lucas (each a "Named Executive") effective as of May 9, 1997. Under each Severance Agreement the Named Executive is entitled to a base salary, an annual performance bonus and all benefits generally made available to officers of the Company. Each Severance Agreement will terminate two years from the date the Company terminates the Named Executive. Each Severance Agreement provides that either party may terminate the Severance Agreement upon 30 days' notice to the other party; provided, however, if (i) the Company terminates the Named Executive's employment without cause; (ii) the Named Executive dies or becomes disabled; or (iii) the Named Executive terminates his or her employment with the Company for good reason, then the Company will pay to the Named Executive a lump-sum cash amount equal to one hundred percent of the Named Executive's base salary and will continue to provide benefits to the Named Executive for a period of one year from the date of the termination. In addition, all options to purchase Company stock held by the Named Executive will immediately become exercisable. In the event of a change in control of the Company, if the Named Executive is terminated within three years of the date of the change in control, then the Company will pay to the Named Executive a lump-sum cash amount equal to two hundred percent of the sum of (A) the Named Executive's base salary and (B) an amount equal to the bonus earned by the Named Executive for the prior fiscal year. In addition, the Company will pay to the Named Executive the pro-rata portion of the Named Executive's target bonus for the year of termination and will continue to provide benefits to the Named Executive for a period of three years from the date of termination. Moreover, all options to purchase Company stock held by the Named Executive will become immediately exercisable. However, the payments and benefits to which each Named Executive will be entitled under each Severance Agreement will be reduced to the extent necessary to prevent the Named Executive from becoming liable for the excise tax levied on certain "excess parachute payments" under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). Each Severance Agreement imposes certain confidentiality and non-competition obligations on the Named Executive and provides each Named Executive with indemnification rights.

     In addition to the Severance Agreements described above, the Company entered into a severance agreement with Mr. Lyons (the "Executive") effective as of May 9, 1997 which provides that either the Company or the Executive may at any time terminate the Executive's employment with the Company upon 30 days' notice to the other party; provided, however, if (i) the Company terminates the Executive's employment without cause; (ii) the Executive dies or becomes disabled; or (iii) if the Executive terminates his employment with the Company for good reason, then the Company will pay to the Executive a lump-sum cash amount equal to three hundred percent of the sum of (A) the Executive's current base salary and (B) the bonus for the previous year. In addition, the Company will continue to provide benefits to the Executive for a period of three years from the date of termination. Moreover, all options to purchase Company stock held by the Executive will become immediately exercisable. However, the payments and benefits to which the Executive will be entitled under the agreement will be reduced to the extent necessary to prevent the Executive from becoming liable for the excise tax levied on certain "excess parachute payments" under Section 4999 of the Code.

Option Grants in Last Fiscal Year

     The following table sets forth certain information regarding options granted during the fiscal year ended January 3, 1998 by the Company to each of the named executive officers:

                                                                                                      Potential Realizable Value
                                                                                                          at Assumed Rates of
                                                                                                       Stock Price Appreciation
                                                         Individual Grants                                for Option Term(A)
                               ---------------------------------------------------------------------- ---------------------------
                                Number of Securities    % of Total Options    Exercise or
                                 Underlying Options    Granted to Employees   Base Price   Expiration
Name                                 Granted (#)          in Fiscal Year        ($/Sh)        Date        5%($)         10%($)
------------------------------ ---------------------- ---------------------- ------------ ----------- ------------- -------------
James F. Lyons ...............         350,000                  13.6%          $  16.50     5/08/07    $3,631,866    $9,203,863
Keven R. Cloutier ............         100,000                   3.9%             15.00     4/25/07       943,342     2,390,614
Paul H. Geere ................              --                   0.0%                --          --            --            --
Sarah H. Lucas ...............              --                   0.0%                --          --            --            --
Michael W. Schraeder .........         100,000                   3.9%             15.00     4/25/07       943,342     2,390,614

------------
(A) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock appreciation exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. Amounts shown assume that all options vest in accordance with the terms of each executive officer's own stock option agreement. The Company has not granted stock appreciation rights to date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
   Values

     The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held on January 3, 1998 by each of the named executive officers:

                                                                                               Value of Unexercised
                                                                 Number of Unexercised         In-the-Money Options
                                                                 Options at FY-End(#)            at FY-End ($)(B)
                                                             ----------------------------- ----------------------------
                            Shares Acquired   Value Realized
Name                         on Exercise(#)      ($) (A)      Exercisable   Unexercisable   Exercisable   Unexercisable
-------------------------- ----------------- --------------- ------------- --------------- ------------- --------------
James F. Lyons ...........      250,000         $2,375,000      600,000        350,000      $13,825,300    $4,484,550
Kevin R. Cloutier ........       10,000            232,500       77,500        212,500        1,280,820     2,736,825
Paul H. Geere ............      112,500          1,295,499           --        187,500               --     3,152,438
Sarah H. Lucus ...........        1,750             26,031      184,650        112,500        4,116,533     1,891,463
Michael W. Schraeder .....       10,000            206,313       73,750        216,250        1,248,553     2,702,843

------------
(A) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.


(B) The closing price for the Company's Common Stock on the NYSE on January 3, 1998, the last business day of fiscal 1997, was $29.313. Value is calculated on the basis of the difference between the option exercise price and $29.313 multiplied by the number of shares of Common Stock underlying the option.

Pension Plan

     GenRad has a defined benefit pension plan designed to provide retirement benefits for employees in the United States and incidental benefits to their beneficiaries. On January 31, 1995, the Company closed the Pension Plan to new participants and ceased all benefit accruals. Only three executive officers, Messrs. Lyons, Cloutier, and Schraeder qualify for participation in the Pension Plan based upon at least one qualified year of service prior to January 31, 1995. Their annual benefits under the plan have been frozen at approximately $120, $8,375 and $15,452, respectively, assuming vesting of the benefits after five years of service and retirement at age 65.

Compensation of Directors

     Directors who are not employees of GenRad currently receive an annual grant in August of 2,500 restricted shares of the Company's Common Stock. Directors who are not employees of GenRad also receive a fee of $750 for each directors' meeting attended. Non-employee directors who serve as committee chair of the Audit Committee, the Compensation Committee, the Corporate Governance Committee or the Technology and Quality Committee receive a fee of $1,000 for attending each committee meeting. Non-employee directors who are members of the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Technology and Quality Committee receive a fee of $750 for attending each committee meeting. Directors are also reimbursed for any expenses attendant to Board membership.

     Pursuant to the Company's 1991 Directors' Stock Option Plan, each non-employee director is granted an option to purchase 2,500 shares of the Company's Common Stock each year on the fifth business day following the release of annual earnings. The option exercise price for options granted under the 1991 Directors' Stock Option Plan is equal to the closing price per share of the Company's Common Stock on the date of grant ($20.50 in 1997). Each option may be exercised at any time, in whole or in part, prior to the fifth anniversary of the date of grant. Also pursuant to the 1991 Directors' Stock Option Plan, each non-employee who becomes a director is granted options to purchase 10,000 shares of the Company's Common Stock on the day that he or she becomes a director. The option exercise price for these options is equal to the closing price per share of the Company's Common Stock on the date of grant. Each option may be exercised at any time, in whole or in part, prior to the fifth anniversary of the date of grant.

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other named executive officers, and setting the compensation for these individuals. The Compensation Committee consists of the four non-employee directors listed below.

     The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

     The compensation programs for the Company's executives established by the Compensation Committee consist of three elements tied to the foregoing objectives: base salary; annual cash bonus; and stock-based equity incentives, primarily participation in the Company's 1991 Equity Incentive Plan. In establishing base salaries for executives, the Compensation Committee monitors standards at comparable companies, particularly those that are in the same industry as the Company or related industries and/or are located in the same general geographical area as the Company, considers historic salary levels of the individual and the nature of the individual's responsibilities, and compares the individual's base salary with that of other executives of the Company. To the extent determined appropriate, the Compensation Committee also considers general conditions and the Company's financial performance in establishing base salaries of executives. In deciding to award options, the Compensation Committee also considers the number of options outstanding or previously granted and the aggregate size of current awards.

     On July 7, 1993, Mr. Lyons became the Company's Chief Executive Officer. In determining his compensation arrangements in 1997, the Compensation Committee followed the policies set forth above. First, Mr. Lyons' base compensation was established to match median levels for Chief Executive Officers of electronics companies of comparable size. His base salary was maintained at the same level in 1995 and 1996 and increased 14.5% in 1997. Second, consistent with the goal of rewarding for the accomplishment of Company objectives, Mr. Lyons received incentive compensation equal to 45% of his base compensation in 1995, 65% of his base compensation in 1996 and 83% of his base compensation in 1997 as a result of the Company's achievement of its objectives. Finally, the grant of stock options to Mr. Lyons in 1997 was intended to link the rewards of the Chief Executive Officer with those of the Company's shareholders. The stock options granted to Mr. Lyons in 1997 are exercisable on a cumulative basis with respect to 25% of the shares after one year from the date of grant and an additional 25% per year thereafter.

     Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Where possible, the Company tries to maintain the deductibility of compensation paid to the Company's executive officers.



                                          Richard G. Rogers, Chair
                                          Lowell Hawkinson
                                          William S. Antle III
                                          Ed Zschau

Stock Performance Chart

     The following chart and table compare the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years ended December 31, 1997 with the total return on the S&P Technology Sector Index and the S&P 500 Composite Index. The comparison assumes $100 was invested on December 31, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.




[STOCK PERFORMANCE CHART]





Company/Index                       1992     1993     1994     1995     1996      1997
--------------------------------   ------   ------   ------   ------   ------   -------
   GenRad, Inc.                     $100     $122     $117     $190     $454     $589
   S&P Technology Sector Index       100      123      143      207      293      369
   S&P 500 Composite Index           100      110      112      153      189      252

                                    ITEM 2


               PROPOSALS TO AMEND THE 1991 EQUITY INCENTIVE PLAN

     In the opinion of the Board of Directors, the future success of the Company depends, in large part, on its ability to attract, retain and motivate key employees with experience and ability. Under the 1991 Equity Incentive Plan (the "Incentive Plan"), the Company is currently authorized to make awards of restricted stock and to grant incentive and non-statutory stock options to employees, officers and employee directors of, and consultants and advisers to, the Company to purchase up to 8,250,000 shares of Common Stock. At March 25, 1998, there were approximately 194 participants in the Incentive Plan, and options to purchase 4,354,543 shares of Common Stock were outstanding under the Incentive Plan with 335,914 shares available for future grants. Accordingly, the Board of Directors has adopted, subject to shareholder approval, an amendment (the "Incentive Plan Amendment") to the Incentive Plan increasing the number of shares of Common Stock available for issuance under the Incentive Plan by 500,000 shares.

     In Item 2 of the accompanying Notice of Meeting, the Board of Directors proposes to amend the Incentive Plan by increasing the number of shares of Common Stock available for issuance under the Incentive Plan by 500,000 shares. The 500,000 shares will be issued by the Compensation Committee in its discretion under the Incentive Plan. In the case of incentive stock options, such options will be granted with exercise prices not less than 100% (110% in the case of a 10% shareholder) of the fair market value of the Company's Common Stock on the dates of grant.

     Future issuances under the Incentive Plan are subject to the discretion of the Compensation Committee. Therefore, it is impossible to indicate the specific awards that will be granted to or benefits that will be received by any individual participant or any group of participants under the Incentive Plan. The following table, however, provides certain information about issuance of options under the Incentive Plan to the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group and all employees, including employees who are not executive officers, as a group during the fiscal year ended January 3, 1998.

                          1991 EQUITY INCENTIVE PLAN

                                                                              Dollar Value     Number of Shares
Name and Position                                                                ($)(A)        of Common Stock
--------------------------------------------------------------------------   --------------   -----------------
James F. Lyons, Chief Executive Officer ..................................    $ 4,146,250           350,000
Kevin R. Cloutier, Vice President, General Manager
 Electronic Manufacturing Systems ........................................      1,337,500           100,000
Paul H. Geere, Vice President, Managing Director
 Advanced Diagnostic Solutions ...........................................             --                --
Sarah H. Lucas, Vice President, Chief Strategic Officer ..................             --                --
Michael W. Schraeder, President, Electronic Manufacturing Systems ........      1,337,500           100,000
Executive Officer Group (seven persons) ..................................     10,225,000           800,000
Non-Executive Officer Director Group (seven persons) .....................             --                --
Non-Executive Officer Employee Group (109 persons) .......................     20,774,150         1,681,096

------------
(A) Value is calculated on the basis of the positive difference between the option exercise price and $28.375, the closing price for the Company's Common Stock on the NYSE on March 25, 1998, multiplied by the number of option shares.

     The following is a summary of the material provisions of the Incentive Plan and is qualified in its entirety by reference to the complete text of the Incentive Plan which has been filed with the SEC and is available from the Company upon request to the Clerk of the Company:


Eligibility

     All key employees of the Company are eligible to receive incentive stock options, non-statutory stock options and awards of restricted stock under the Incentive Plan. Outside consultants and advisors to the Company are eligible to receive non-statutory options and awards of restricted stock. As of March 25, 1998, there were approximately 194 participants in the Incentive Plan.


Administration

     The Incentive Plan is administered by the Compensation Committee of the Board of Directors, consisting of Messrs. Rogers, Antle, Hawkinson and Zschau.


Stock Options

     The Compensation Committee designates the optionee, date of grant and term of each option, except that no incentive stock option can have a term exceeding 10 years (five years in the case of a 10% shareholder). The exercise price of options is determined by the Compensation Committee, but may not be less than 100% (110% in the case of a 10% shareholder) of the fair market value on the date of grant for incentive stock options. Under Section 422 of the Code, to the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options will be treated as non-statutory options. Payment of the option exercise price may be made in cash, shares of Common Stock, a combination of cash or stock or by any other method (including delivery of a promissory note payable on terms specified by the Compensation Committee) approved by the Compensation Committee consistent with Section 422 of the Code and Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"). While the Company may grant options which are exercisable at different times or within different periods, it is anticipated that options granted generally will be exercisable on a cumulative basis with respect to 25% of the shares after one year from the date of grant and an additional 25% per year thereafter. Options are not assignable or transferable except by will or the laws of descent and distribution or, in the case of non-statutory options, pursuant to a qualified domestic relations order. The Compensation Committee will determine the length of time during which an optionee may exercise his or her option following the termination of employment (which may not exceed three months in the case of incentive stock options) and upon death or disability (which may not exceed one year in the case of incentive stock options).

     The Compensation Committee, in its sole discretion, may include additional provisions in any option granted under the Incentive Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Compensation Committee so long as not inconsistent with the Incentive Plan. The Compensation Committee generally, in its sole discretion, may also accelerate or extend the date or dates on which all or any particular option or options granted under the Incentive Plan may be exercised.

Restricted Stock Awards

     Restricted stock awards entitle the recipient to purchase Common Stock from the Company under terms which provide for vesting over a period of time and a right by the Company to repurchase unvested stock when the recipient's relationship with the Company terminates. The Compensation Committee selects the recipients of restricted stock awards and determines (i) the number of shares of Common Stock to be issued and sold to the recipient, (ii) the price of the stock, which can be less than the fair market value, and (iii) the vesting schedule for such shares. While the Company may make awards of restricted stock which vest at different times or within different periods, it is anticipated that awards generally will vest on a cumulative basis with respect to 33% of the shares after one year from the date of award and an additional 33% per year thereafter. The recipient may not sell, transfer or otherwise dispose of such stock until it vests. Upon termination of the recipient's relationship with the Company, the Company will be entitled to repurchase those shares which are not vested on the termination date at a price equal to their original purchase price.


Cancellation and New Grant of Options

     The Compensation Committee, with the consent of the affected option holder, may at any time cancel any or all outstanding options under the Incentive Plan and grant in substitution therefor new options under the Incentive Plan covering the same or different numbers of shares of Common Stock. Such new options shall have an exercise price per share determined by the Compensation Committee, but not less than 100% (110% in the case of a 10% shareholder) of fair market value on the date of the new grant in the case of incentive stock options. The Company anticipates that in most cases the option price in effect under any such new grant will be less than the option price which would have been payable under the cancelled options since the new grant is likely to arise in situations where the exercise price of existing options exceeds the market price and new options are granted at lower prices to restore an incentive to recipients of such options. Under the Incentive Plan, an exchange program such as that described above would not require shareholder approval.


Mergers and Change in Control

     In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company, the Compensation Committee, in its discretion, may take one or more of the following actions: (i) provide that outstanding options shall be assumed, or equivalent options shall be substituted, by the acquiring corporation, (ii) upon written notice to optionees, provide that all unexercised options will terminate unless exercised within a specific time, (iii) in the event of a merger in which cash payments are paid to shareholders, make or provide for a cash payment to optionees equal to the difference between the cash payment payable in the merger per share of Common Stock and the exercise price per share, multiplied by the number of shares subject to each outstanding option, and (iv) provide that all or any outstanding options shall become exercisable in full and all restrictions on outstanding awards of restricted stock shall terminate.

     Notwithstanding any other provision of the Incentive Plan, in the event of a "Change in Control of the Company," as defined in the Incentive Plan, the exercise dates of all options then outstanding shall be accelerated in full, any restrictions on exercising outstanding options issued pursuant to the Incentive Plan shall terminate and any restrictions on and rights of the Company to repurchase shares covered by outstanding awards of restricted stock issued pursuant to the Incentive Plan shall terminate.

     In the event that a change in control of the Company results in the receipt by any option holder of an "excess parachute payment" (as defined in Section 280G of the Code), the Company will not be entitled to a deduction for the amount of the "parachute payment" (as defined in Section 280G of the Code).



Amendments and Termination

     The Compensation Committee at any time may amend or modify the terms of the Incentive Plan in any respect except that the Compensation Committee may not adopt any amendment requiring shareholder approval under Section 422 of the Code without the approval of the shareholders of the Company.


Withholding Taxes

     Subject to the approval of the Company, a participant may elect to satisfy federal, state or local withholding tax requirements incurred in connection with the exercise of an option or purchase of shares subject to a restricted stock award, in whole or in part, by (i) causing the Company to withhold shares of Common Stock which would otherwise be issued pursuant to the exercise of an option or the purchase of shares subject to an award, or (ii) delivering to the Company shares of Common Stock already owned by the optionee.


Federal Income Tax Consequences

     The following is a summary of the federal income tax treatment of incentive stock and non-statutory options and restricted stock awards.

     Non-Statutory Stock Options. No taxable income is recognized by the optionee upon the grant of a non-statutory stock option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. However, special rules may apply to persons required to file reports under Section 16(b) of the Securities Exchange Act of 1934 as a consequence of the interaction of Section 83 of the Code and Rule 16b-3. Subject to Section 162(m) of the Code, the Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or any loss recognized by the optionee upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year. Any long-term capital gain will be taxed at a rate of 20% if such shares were held for more than 18 months and 28% if such shares were held for more than 12 months but not more than 18 months.

     Incentive Stock Options. As in the case of non-statutory options, no taxable income is recognized by the optionee upon the grant of an incentive stock option. However, unlike non-statutory options, no taxable income is recognized by the optionee upon the exercise of an incentive stock option, and no corresponding expense deduction is available to the Company. Generally, if an optionee holds shares acquired upon the exercise of an incentive stock option until the later of (i) two years from the grant of the option or (ii) one year from the date of transfer of the purchased shares to him or her (the "Statutory Holding Period"), any gain recognized by the optionee on a subsequent sale of the shares will be treated as long-term capital gain. Any long-term capital gain will be taxed at a rate of 20% if such shares were held for more than 18 months and 28% if such shares were held for more than 12 months but not more than 18 months. The federal income tax effect on the holder of incentive stock options is to defer, until the purchased shares are sold, taxation of any increase in the shares' value from the time of grant to the time of exercise.

     If the optionee sells shares acquired upon the exercise of an incentive stock option prior to the expiration of the Statutory Holding Period, he or she will recognize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise less the option price; or (ii) the amount realized on the date of sale less the option price. Subject to Section 162(m) of the Code, the Company will be entitled to a corresponding business expense deduction. Any excess of amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as short-term capital gain, and taxed at ordinary rates.

     For purposes of the "alternative minimum tax" applicable to individuals, the exercise of an incentive stock option is treated in the same manner as the exercise of a non-statutory stock option. Thus, in the year of option exercise an optionee must generally include in his or her alternative minimum taxable income the difference between the exercise price and the fair market value of the purchased shares on the date of exercise. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at rates of 26% to 28%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year. However, the amount of adjusted net alternative minimum tax paid in any taxable year is available as a credit against regular tax in future years.

     Restricted Stock Awards. If a restricted stock award is subject to forfeiture provisions and restrictions on transfer (a "Restricted Award"), neither the Company nor the recipient of the award will realize any federal tax consequences at the time such award is made under the Incentive Plan unless the recipient makes an election under Section 83(b) of the Code. If the recipient of a Restricted Award makes a Section 83(b) election within 30 days of the date of the award, or if the recipient receives an award that is not subject to forfeiture provisions and restrictions on transfer, he or she will recognize ordinary income, for the year in which the award is received, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is made and the purchase price paid for the Common Stock. If such election is made and the recipient subsequently forfeits some or all of the Common Stock, he or she will not be entitled to any tax refund. However, the recipient is allowed a capital loss if the amount paid for the Common Stock is not fully restored on forfeiture. If a Section 83(b) election is not made with respect to a Restricted Award, the recipient will recognize ordinary income, in the first taxable year in which the rights of the recipient are either transferable or are not subject to a substantial risk of forfeiture, in an amount equal to the difference between the fair market value of the Common Stock at that time and the original purchase price for the shares. Subject to Section 162(m) of the Code and satisfaction of the applicable reporting requirements, the Company will be entitled to deduct, as compensation expense, the same amount as the recipient must include as ordinary income. Such deduction will be allowed in the Company's tax year which includes the last day (generally December 31) of the recipient's tax year in which the recipient is required to include the amount in income. When the recipient sells the shares, he or she will recognize capital gain at the time of sale equal to the difference between his or her basis (the price paid for the shares plus any taxed amount) and the sale price. The capital gain recognized on the disposition of such shares by the recipient will be short-term capital gain to the extent such shares are held by the recipient for 12 months or less and long-term capital gain to the extent such shares are held by the recipient for more than 12 months. Any long-term capital gain will be taxed at a rate of 20% to the extent such shares were held for more than 18 months and 28% to the extent such shares were held for more than 12 months but not more than 18 months.

     Compensation Deduction. Section 162(m) of the Code provides a $1 million limit for deductions of the Company with respect to compensation of the Company's Chief Executive Officer and four other most highly compensated executive officers. Stock options (whether qualified or non-qualified) will be excluded from this limitation provided that the exercise price of the option is equal to the fair market value of the Company's shares subject to the option on the date of grant and further provided that certain other requirement relating to the composition of the Compensation Committee and shareholder approval of the Incentive Plan are met. Further, the compensation element of grants of restricted stock is not excluded from this limitation. Therefore, it is possible that at a future point in time the Company's deduction for executive compensation could be subject to the $1 million limitation. Moreover, the $1 million limit on deductions under Section 162(m) of the Code is further reduced by the amount of any compensation not deductible by the Company under Section 280G of the Code (i.e., any parachute payment). See "Mergers and Change of Control" above.


Board Recommendation

     The Board of Directors believes that approval of the proposed Incentive Plan Amendment is in the best interest of the Company and its shareholders and recommends a vote "FOR" the proposal contained in Item 2 of the accompanying Notice of Meeting.


                                    ITEM 3.

            PROPOSAL TO AMEND THE 1991 DIRECTORS' STOCK OPTION PLAN

     On May 9, 1991, the shareholders of the Company approved the 1991 Directors' Stock Option Plan (the "1991 Director Plan") pursuant to which options to purchase shares of the Company's Common Stock are automatically granted at specified times to the non-employee directors of the Company. A maximum of 200,000 shares of the Company's Common Stock can be issued under the 1991 Director Plan. At March 25, 1998, 5,000 shares of the Company's Common Stock remained available for grant under the 1991 Director Plan.

     The Board of Directors believes that it is in the best interest of the Company and its shareholders to increase the number of shares which may be issued under the 1991 Director Plan by 50,000 shares. The Board so amended the 1991 Director Plan on February 10, 1998, subject to shareholder approval. The Board of Directors believes that the amendment of the 1991 Director Plan is important to promote the recruitment and retention of highly qualified outside directors and to strengthen the commonality of interest between directors and shareholders. If the proposed amendment to the 1991 Director Plan is approved by the shareholders, the maximum number of shares of the Company's Common Stock which may be issued under the 1991 Director Plan will be 250,000.

     The following is a summary of the material provisions of the 1991 Director Plan and is qualified in its entirety by reference to the complete text of the 1991 Director Plan, as it is proposed to be amended, a copy of which may be obtained from the Company upon request to the Clerk of the Company.


Administration, Eligibility and Awards

     The 1991 Director Plan is administered by the Company's Board of Directors which has the power to construe and interpret the terms and provisions of the 1991 Director Plan. While grants of stock options under the 1991 Director Plan are automatic and non-discretionary, all questions of interpretation of the 1991 Director Plan are determined by the Board of Directors. Only directors of the Company who are not employees of the Company are eligible to participate in the 1991 Director Plan.

     Following the approval of the 1991 Director Plan by the shareholders of the Company on May 9, 1991, an option to purchase 5,000 shares of the Company's Common Stock was automatically granted to each eligible director under the 1991 Director Plan. Currently, the 1991 Director Plan provides that (i) each person who becomes an eligible director receives the grant of an option to purchase 10,000 shares of the Company's Common Stock on the close of business on the date of his or her initial election to the Board of Directors and (ii) each eligible director is granted an additional option to purchase 2,500 shares of Common Stock each year on the close of business on the fifth business day following the public release of the Company's annual earnings for the preceding fiscal year, provided that he or she is an eligible director on the date of grant. The option exercise price for each option granted under the 1991 Director Plan is equal to the closing price per share of the Company's Common Stock on the NYSE on the date of grant. All options granted under the 1991 Director Plan are exercisable at any time prior to the fifth anniversary of the date of grant.


Mergers and Change in Control

     In the event of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment may be made in the number and kind of shares reserved for issuance under the 1991 Director Plan or subject to outstanding options and in the exercise price of outstanding options under the 1991 Director Plan. Further, in the event of a consolidation, merger or sale of all or substantially all of the assets of the Company or in the event of a liquidation of the Company, the Board of Directors of the Company may take any one or more of the following actions, as to any outstanding options: (i) provide that such options will be assumed, or equivalent options substituted, by the acquiring or successor corporation, (ii) provide that all unexercised options will terminate immediately prior to the consummation of any such transaction unless exercised by the optionee within a specified period or (iii) in the event of a merger, where shares of the Company's Common Stock are exchanged for cash, provide for a cash payment to the director equal to the difference between the merger consideration and the exercise price of outstanding options.


Amendments and Termination

     The provisions of the 1991 Director Plan specifying those persons who are eligible to participate in the 1991 Director Plan, the timing and size of the automatic option grants and the method by which the option exercise price is determined may not be amended more than once every six months, other than to comport with changes in the Code. Otherwise, the Board of Directors may modify or amend the 1991 Director Plan in any respect, except that if the approval of the shareholders of the Company is required as to such modification or amendment under Rule 16b-3 under the Securities Exchange Act of 1934, the Board of Directors may not effect such modification or amendment without shareholder approval.

     The 1991 Director Plan currently provides that unless it is terminated earlier in connection with a merger, reorganization or similar transaction, the 1991 Director Plan will terminate upon the earlier of March 29, 1999 or the day on which all shares available for the issuance under the 1991 Director Plan have been issued pursuant to the exercise of options granted under the 1991 Director Plan.


Federal Income Tax Consequences

     The options granted under the 1991 Director Plan will be non-statutory stock options not intended to qualify under Section 422 of the Code. The grant of options will not result in taxable income to the director or a tax deduction for the Company. The exercise of an option will result in taxable ordinary income to the director and a corresponding deduction for the Company, in each case equal to the difference between the fair market value of the shares on the date the option was granted (the option exercise price) and their fair market value on the date the option was exercised.

     As of March 25, 1998, the current non-employee directors of the Company had received grants of options under the 1991 Director Plan to purchase an aggregate of 132,500 shares of the Company's Common Stock. On March 25, 1998, the closing price of the Company's Common Stock on the NYSE was $28.375.


Board Recommendations

     The Board of Directors believes that approval of the proposed amendment to the 1991 Director Plan is in the best interest of the Company and its shareholders and recommends a vote "FOR" the proposal contained in Item 3 of the accompanying Notice of Meeting.

                                    ITEM 4.

           PROPOSAL TO AMEND THE 1994 DIRECTOR RESTRICTED STOCK PLAN

     The purposes of the 1994 Director Restricted Stock Plan (the "1994 Director Plan") are to encourage stock ownership by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company as well as to more closely align their interests with those of the Company's stockholders by providing them with an equity interest in the Company. In order to continue the purposes of the 1994 Director Plan, the Board of Directors has adopted, subject to shareholder approval, an amendment to the 1994 Director Plan to increase the number of shares of Common Stock available for issuance under the Plan by 50,000 shares. If the proposed amendment to the 1994 Director Plan is approved by the shareholders, the maximum number of shares of the Company's Common Stock which may be issued under the 1994 Director Plan will be 100,000.

     The following is a summary of certain provisions of the 1994 Director Plan, and is qualified in its entirety by reference to the complete text of the 1994 Director Plan, a copy of which may be obtained from the Company upon request to the Clerk of the Company.

Administration, Eligibility and Number of Shares

     The 1994 Director Plan is administered by the Board of Directors. Directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to participate in the 1994 Director Plan. Currently, the Company has seven outside directors eligible to participate in the 1994 Director Plan.

     Up to 50,000 shares of the Company's Common Stock may be issued under the 1994 Director Plan (100,000, if the amendment is approved). Any shares of Common Stock which are forfeited under the terms of the 1994 Director Plan will again be available for issuance under the 1994 Director Plan. As of March 25, 1998, 46,000 shares of Common Stock had been issued under the 1994 Director Plan, and 4,000 shares of Common Stock were available for issuance under the 1994 Director Plan.

Awards

     On August 31 of each year that the 1994 Director Plan is in effect, each eligible director is granted a restricted stock award of 2,500 shares of the Company's Common Stock (an "Award"). These Awards are subject to certain restrictions which generally prohibit the transfer of any shares granted under the 1994 Director Plan prior to the first to occur of (i) the first, second and third anniversaries of the date of the Award, each with respect to one-third of the shares awarded, (ii) the director's death, disability or resignation with the consent of the Board of Directors or (iii) a change in control of the Company. If a director resigns or refuses to stand for reelection without the consent of the Board of Directors, the director forfeits any shares which are still subject to the foregoing restrictions and which were granted under the 1994 Director Plan during the one year period preceding such resignation or refusal.

Amendments and Termination

     The 1994 Director Plan may be terminated, modified or amended at any time by the holders of a majority of the then outstanding voting shares of the Company. The Board of Directors at any time may modify or amend the 1994 Director Plan in any respect, except that without the approval of the shareholders of the Company, the Board of Directors may not make any amendment which would (i) cause the 1994 Director Plan to no longer comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or (ii) require shareholder approval under any applicable listing requirement. The provisions of the 1994 Director Plan relating to the amount and timing of each Award may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

     The termination or any modification or amendment of the 1994 Director Plan may not, without the consent of a recipient of an Award, affect his or her rights under an Award previously made to him or her. Unless sooner terminated by the Board of Directors or shareholders, the 1994 Director Plan will terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the 1994 Director Plan shall have been issued pursuant to the final vesting of Awards.

Federal Income Tax Consequences

     Neither the Company nor the recipient of an Award will realize any federal income tax consequences at the time an Award is made under the 1994 Director Plan unless the recipient makes a Section 83(b) election within 30 days of the date of an Award, in which case he or she will recognize ordinary income for the year in which the Award is received, in an amount equal to the fair market value of the Common Stock at the time the Award is made. If a Section 83(b) election is not made, the recipient will recognize ordinary income in the first taxable year in which the rights of the recipient are either transferable or are not subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the Common Stock at that time. Upon the sale of the Common Stock acquired pursuant to an Award, the recipient will recognize a capital gain or loss equal to the difference between his or her basis in the shares (any ordinary income previously recognized) and the sales price. If the recipient holds the shares for more than one year after vesting or, if an election is made under Section 83(b) of the Code, for more than one year after the date of the Award, he or she will recognize a long term capital gain or loss. The rate applicable to any long-term capital gain will be 20% if the shares are held for more than 18 months and 28% if the shares are held for more than 12 months but not more than 18 months. Subject to Section 162(m) of the Code, the Company will be entitled to deduct, as compensation expense, the same amount as the recipient is required to include as ordinary income provided the applicable reporting requirements are satisfied in a timely manner. Such deduction will be allowed in the Company's tax year which includes the last day (generally December 31) of the recipient's tax year in which the recipient is required to include the amount in income.


Board Recommendation

     The Board of Directors believes that approval of the proposed amendment to the 1994 Director Plan is in the best interests of the Company and its shareholders and recommends a vote "FOR" the proposal contained in Item 4 to the accompanying Notice of Meeting.


                             SELECTION OF AUDITORS

     The Board of Directors has selected Price Waterhouse LLP, independent public accountants, as independent auditors of GenRad for the fiscal year ending January 2, 1999. Price Waterhouse LLP originally was engaged by the Board of Directors as of April 1, 1995.

     GenRad has been advised by Price Waterhouse LLP that representatives will be present at the Meeting, and will have the opportunity to make a statement if they so desire as well as be available to respond to appropriate questions.


                             SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in proxy materials for the 1998 Annual Meeting of Shareholders must be submitted in writing by December 14, 1998 to the Clerk of the Company, 7 Technology Park Drive, Westford, Massachusetts 01886-0033.


                                OTHER BUSINESS

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote or otherwise act in accordance with their judgment on such matters.


                                          WALTER A. SHEPHARD, Clerk

April 13, 1998


|------------------------------------------------------------------------------|
| WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SEND IN YOUR | | PROXY WITHOUT DELAY. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE | | APPRECIATED. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT AT ANY TIME IF IT |
| HAS NOT BEEN VOTED.                                                          |
|------------------------------------------------------------------------------|

                                                                       838-PS-97

          NOTICE TO PARTICIPANTS IN THE GENRAD CHOICE INVESTMENT PLAN
                  OF THE ANNUAL MEETING OF GENRAD SHAREHOLDERS


     The GenRad Choice Investment Plan ("ChIP") provides that The Vanguard Group of Investment Companies, as Trustee of the ChIP, will follow the voting instructions of the ChIP participants with respect to any voting rights pertaining to their respective interests in shares of GenRad, Inc. Common Stock held in ChIP Parts I and II. The enclosed Proxy identifies the number of shares of GenRad Common Stock that you may direct the Trustee to vote.

     Please complete, date and sign the Proxy and return it to Proxy Services, Boston EquiServe, P.O. Box 9381, Boston, Massachusetts 02205-9956. All ChIP Participants must return the completed Proxy on or before May 12, 1998 in the envelope provided. The Trustee has provided EquiServe with a ballot executed in blank. EquiServe will tabulate the total from the Proxies it receives and will enter these totals on the ballot. This ballot will then be tabulated by EquiServe with all other ballots cast at the Meeting.

     For ChIP participants, the number of shares indicated on the enclosed Proxy is the total number represented by your allocations to the GenRad Stock Fund in ChIP Part I (Profit Sharing Trust account) and Part II (employee contribution account). If you have any questions about the manner in which this number was computed, or about any other matter in this notice, please contact GenRad's Human Resources Department at (978) 589-7331.

     All ChIP participants are extended a cordial invitation to attend the Meeting.

                                          GenRad, Inc.




                                          By: Walter A. Shephard, Clerk

     April 13, 1998


               PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY
                 AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                  DETACH HERE


                                     PROXY

                                  GenRad, Inc.

                  7 Technology Park Drive, Westford, MA 01886

          This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned appoints James F. Lyons, Sarah H. Lucas and Paul Pronsky, Jr. and each or any of them as proxies with full power of substitution to vote as designated herein all shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of GenRad, Inc. to be held on Thursday, May 14, 1998 at 11:00 a.m. at the BankBoston Auditorium, 100 Federal Street, Boston, Massachusetts, and any adjournment or adjournments thereof (the "Meeting"). The undersigned acknowledges receipt of the Company's Proxy Statement dated April 13, 1998 (the "Proxy Statement"). The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Meeting.

     Please return this card in the enclosed postage paid envelope to Boston EquiServe, P.O. Box 9381, Boston, Massachusetts 02205-9956.

|-------------|                                                  |-------------|
| SEE REVERSE |                                                  | SEE REVERSE |
|     SIDE    |  (Continued, and to be Signed on Reverse Side)   |    SIDE     |
|-------------|                                                  |-------------|

                                  DETACH HERE

|x| Please mark
    votes as in
    this example

   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS
    SET FORTH BELOW.

   1. To elect William S. Antle III, Richard G. Rogers and    2. To consider and act upon a          FOR    AGAINST   ABSTAIN
      Ed Zschau to the Board of Directors to serve as            proposal to amend the Company's     |_|      |_|       |_|
      Class II Directors for three-year terms.                   1991 Equity Incentive Plan (the
                                                                 "Incentive Plan") by increasing the
             FOR          WITHHELD                               number of shares of Common Stock
             |_|            |_|                                  available for issuance under the
                                                                 Incentive Plan by 500,000 shares.
                                        MARK HERE
                                       FOR ADDRESS
                                        CHANGE AND            3. To consider and act upon a          FOR    AGAINST   ABSTAIN
   |_|_______________________________   NOTE BELOW |_|           proposal to amend the Company's     |_|      |_|       |_|
      For all nominees except as                                 1991 Directors' Stock Option Plan
       noted above                                               (the "1991 Director Plan") by
                                                                 increasing the number of shares of
                                                                 Common Stock available for
                                                                 issuance under the 1991 Director
                                                                 Plan by 50,000 shares.

                                                              4. To consider and act upon a          FOR    AGAINST   ABSTAIN
                                                                 proposal to amend the Company's     |_|      |_|       |_|
                                                                 1994 Director Restricted Stock Plan
                                                                 (the "1994 Director Plan") by
                                                                 increasing the number of shares of
                                                                 Common Stock available for
                                                                 issuance under the 1994 Director
                                                                 Plan by 50,000 shares.

                                                              Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: ________________________ Date: __________ Signature: _____________________________ Date: ________________